UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2010

American Wagering, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-20685	88-0344658
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

675 Grier Drive, Las Vegas, Nevada	89119
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 735-0101

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On October 8, 2010, management and the Audit Committee of the Board of Directors of American Wagering, Inc. (the “Company”) determined, in consultation with the Company’s full Board of Directors, that the Company’s unaudited consolidated financial statements in the Quarterly Report on Form 10-Q for the period ended July 31, 2010 contain a calculation error and, therefore, should no longer be relied upon.

Management has determined that the Company incorrectly calculated the net loss per basic common share in the Company’s Statement of Operations for the six months ended July 31, 2010 as $0.18 per share when it should have been calculated as $0.20 per share.

The Company’s management and Audit Committee have discussed this matter with Piercy, Bowler, Taylor & Kern, the Company’s independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN WAGERING, INC.
(Registrant)

Date: October 13, 2010
	By:	/s/ Victor Salerno
Victor Salerno
	Its:	Chief Executive Officer and President